                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                           ---------------------------
                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                                 JUNE 21, 1996
                Date of Report (Date of earliest reported event)



                          FIRST COMMERCIAL CORPORATION
               (Exact name of registrant as specified in its charter)



            ARKANSAS                    0 - 9676              71-0540166
(State or other jurisdiction of       (Commission          (I.R.S. Employer
 incorporation or organization)       file number)       Identification Number)



               400 WEST CAPITOL AVENUE, LITTLE ROCK, ARKANSAS   72201
              (Address of principal executive offices)      (Zip Code)



         Registrant's telephone number, including area code:   (501)371-7000

Item 5.  OTHER EVENTS
         ------------

    As has been disclosed in Registrant's Annual Report on Form 10-K for the year ended December 31, 1995, and the Report on Form 10-Q for the quarterly period ended March 31, 1996, a trial jury found against First Commercial Bank, N.A., a subsidiary of the Registrant, in the amount of $22.5 million. On April 30, 1996, the trial court in the case approved a $7.3 million set off to the March 13, 1996, $22.5 million jury verdict. The set off pertained to monies owed by Aearth Development, Inc., and related interests, to First Commercial Bank, N.A. On June 21, 1996, the trial reduced punitive damages by $7 million. The net jury verdict has thus been reduced to $8.2 million.

    Registrant issued a press release on June 25, 1996, to announce the judgment on the verdict, and such press release is attached hereto as Exhibit 99 and is incorporated herein by reference.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS
         ---------------------------------

    (c)  Exhibits

         99         Press Release

    Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       FIRST COMMERCIAL CORPORATION


                                        /s/ J. Lynn Wright
                                   By: -------------------------------
                                        J. Lynn Wright
                                        Chief Financial Officer
Date:  June 28, 1996

                               Index to Exhibits



     Exhibit Number                       Exhibit
    ----------------     --------------------------------------------
           99             Press Release